================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant /X/
Filed by a party other than the registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Materials Pursuant to Exchange Act Rule 14a-11(c) or Rule 14a-12


                              MET-PRO CORPORATION
-----------------------------------------------------------------------------
                (Name of registrant as specified in its charter)


Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ===========================================================================

                                 [LOGO OMITTED]

               160 Cassell Road, Harleysville, Pennsylvania 19438

                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                           To Be Held On June 2, 1999


To the Stockholders of
MET-PRO CORPORATION:

   Notice is hereby given that the Annual Meeting of Stockholders of MET-PRO CORPORATION, a Delaware corporation (the "Company"), will be held at the DoubleTree Guest Suites, 640 West Germantown Pike (at Hickory Road) in Plymouth Meeting, Pennsylvania, on June 2, 1999, at the hour of 11:30 a.m. for the following purposes:

     1. To elect one Director to serve until the 2002 Annual Meeting of Stockholders.

     2. To ratify the selection of Margolis & Company P.C. as independent certified public accountants for the Company's fiscal year ending January 31, 2000.

     3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 9, 1999 are entitled to notice of and to vote at such meeting or any adjournment thereof.


                                          Gary J. Morgan,
                                          Secretary

Harleysville, Pennsylvania
April 23, 1999



   Whether or not you plan to attend the meeting, please sign and date the enclosed proxy, which is solicited by the Board of Directors of the Company, and return it to the Company. The proxy may be revoked at any time before it is voted, and stockholders executing proxies may attend the meeting and vote there in person, should they so desire.

                              MET-PRO CORPORATION
               160 Cassell Road, Harleysville, Pennsylvania 19438

                                ---------------
                                PROXY STATEMENT
                                ---------------

   The Board of Directors of Met-Pro Corporation (the "Company" or "Met-Pro") presents this proxy statement to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on June 2, 1999. All proxies duly executed and received will be voted on all matters presented at the meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted for the named nominee to the Company's Board of Directors and in favor of each of the other proposals set forth in the Notice of Annual Meeting of Stockholders and described in this Proxy Statement. Management does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxyholders will have to vote for a substitute or alternate nominee. In the event that any other matter should come before the meeting or the nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment. The proxy may be revoked at any time before being voted by written notice to such effect received by the Company, 160 Cassell Road, Harleysville, Pennsylvania 19438, attention:
President, prior to exercise of the proxy, by delivery of a later proxy or by a vote cast in person at the meeting. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mail.

   The total number of shares of Common Stock of the Company outstanding as of April 9, 1999 was 6,743,998 (excluding treasury shares). The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. Only stockholders of record as of the close of business on April 9, 1999 will be entitled to vote. All matters submitted at the Annual Meeting, other than the election of the Director, are determined by a majority of the votes cast. Directors are elected by a plurality of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of the nominee for Director, by proxies that are marked "abstain" on other proposals, and by proxies that are marked to deny discretionary authority on other matters will not be counted in determining whether a majority vote was obtained in such matters. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

   A list of stockholders entitled to vote at the meeting will be available at the Company's offices, 160 Cassell Road, Harleysville, Pennsylvania 19438, for a period of ten days prior to the meeting for examination by any stockholder.

   These proxy materials were first mailed to stockholders of the Company on or about April 23, 1999.

                             1. ELECTION OF DIRECTOR

   The Company's Restated Certificate of Incorporation, as amended, provides for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. At the meeting, one Director, Jeffrey H. Nicholas, is to be elected to serve for term to expire at the 2002 Annual Meeting. Walter A. Everett, whose term as a Director will expire at the 1999 Annual Meeting, is not standing for reelection, having reached the retirement age that the Board has established for itself. For the time being, this seat on the Board will remain vacant, although the Board expects to fill the vacancy at some point in the future. Information regarding the Board's one nominee is set forth on page 2. Information regarding the Directors whose terms expire in 2001, 2000 and 1999 is set forth on page 2.

   Unless otherwise indicated in valid proxies received pursuant to this solicitation, such proxies will be voted for the election of the person listed below as nominee for the term set forth below. Management has no reason to believe that the nominee will not be available or will not serve if elected, but if Mr. Nicholas should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other person as may be nominated.

   The following sets forth certain information as to the nominee for election as Director and for each other person whose term of office as a Director will continue after this Annual Meeting of Stockholders, as well as for Mr. Everett:


                                                                                                                      YEAR
                                                                                                                      FIRST
                                                                                                                     ELECTED
NAME                          AGE                              PRINCIPAL OCCUPATION                                  DIRECTOR
                                             NOMINEE FOR TERM TO EXPIRE IN 2002

Jeffrey H. Nicholas            45            Mr. Nicholas is a partner in the Corporate Department of the              1998
                                             Philadelphia law firm of Fox, Rothschild, O'Brien & Frankel,
                                             LLP, working primarily out of the Lawrenceville, New Jersey office. Mr. Nicholas has practiced law since 1981. His
                                             practice areas include securities and corporate finance,
                                             general corporate and commercial law matters. He has served as the Company's Chief Counsel for three years.

                          The Board of Directors recommends a vote for the election of the above nominee as Director.

                                             DIRECTORS WHOSE TERM EXPIRES IN 2001

William L. Kacin               67            Mr. Kacin has been the President, Chief Executive Officer                 1993
                                             and a Director of the Company since February 1993. Prior to that, he was Vice President and General Manager of the
                                             Company's Sethco Division for seventeen years.

Nicholas DeBenedictis          52            Mr. DeBenedictis is Chairman of the Board, President and                  1997
                                             Chief Executive Officer of Philadelphia Suburban Corporation
                                             and Chairman of the Board of Philadelphia Suburban Water
                                             Company, positions that he has held for more than five
                                             years. Mr. DeBenedictis is also a Director of Provident
                                             Mutual Life Insurance Company and P. H. Glatfelter Company
                                             as well as a member of the Board of Trustees of Drexel
                                             University.

                                             DIRECTORS WHOSE TERM EXPIRES IN 2000

Thomas F. Hayes                76            Mr. Hayes was President of Philadelphia Gear Corporation, a               1985
                                             privately held corporation, from 1969 to 1984, when he
                                             retired. He is a West Point graduate, and a member of the
                                             Board of Managers of Beneficial Savings Bank, Philadelphia,
                                             Pennsylvania.

Alan Lawley                    65            Dr. Lawley is the Grosvenor Professor of Metallurgy in the                1990
                                             Department of Materials Engineering at Drexel University,
                                             Philadelphia, Pennsylvania, where he has been a Professor
                                             for more than five years. He is a member of the National
                                             Academy of Engineering, a Fellow of ASM, a former President of the Metallurgical Society (1982) and of AIME (1987), and
                                             is Editor-in-Chief of the International Journal of Powder
                                             Metallurgy. He is an expert in physical and mechanical
                                             metallurgy, powder metallurgy, composite materials, and
                                             materials engineering design. He has consulted, lectured and published in these areas.

Gary J. Morgan                 44            Mr. Morgan has been the Vice President of Finance,                        1998
                                             Secretary, Treasurer and Chief Financial Officer of the
                                             Company since October 1997. He is a Certified Public
                                             Accountant. Immediately prior to October 1997, Mr. Morgan
                                             was the Corporate Controller of the Company. He has been
                                             employed by the Company since 1980.

                                             DIRECTOR WHOSE TERM EXPIRES IN 1999

Walter A. Everett              77            Mr. Everett is the former President and current Chairman of               1968
                                             the Board of the Company. Except for a brief period prior to
                                             August 15, 1990, he has been a Director of the Company for the past twenty-nine years.

                        BOARD AND COMMITTEE PARTICIPATION

   The Board of Directors of the Company held seven (7) meetings during the fiscal year ended January 31, 1999.

   The Audit Committee of the Board (composed of Dr. Lawley, Chairman, and Mr. Hayes) reviews the activities of the Company's independent auditors (including fees, services and scope of the audit), reviews the Company's internal audit policies and procedures and the preparation of the Company's financial statements, as well as reports, and makes recommendations to the Board with respect thereto. The Audit Committee met twice during fiscal year 1999.

   The Compensation and Stock Option Committee of the Board (composed of Dr. Lawley, Chairman, Mr. DeBenedictis and Mr. Hayes) reviews and recommends to the Board appropriate action with respect to all matters pertaining to officers' compensation as well as stock option grants for Directors, officers and other key employees of the Company. See the Committee's report on page 6 of this proxy statement. The Compensation and Stock Option Committee met twice in fiscal year 1999.

   Each incumbent Director of the Company attended at least 75% of the meetings held by the Board of Directors and by the Committees on which he served.

   The Company does not have a nominating committee charged with the search for and recommendation to the Board of potential nominees for Board positions. This function is performed by the Board as a whole. It has been, and continues to be, the Board's policy to entertain stockholder recommendations for prospective Board nominees. Any such recommendations may be submitted to the Board, in writing, addressed to the Chairman.

   Non-employee Directors currently receive a fee of $1,250 per regular meeting, but no fee for committee meetings, telephone meetings or stockholder meetings. A retainer fee of $7,500 per year is also paid to all Directors in quarterly installments.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms that they file.

   Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to its officers and Directors were complied with during the fiscal year ended January 31, 1999.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of April 9, 1999 the number and percentage of shares held by all persons who, to the knowledge of the Company's management, are the record and/or beneficial owners of, or who otherwise exercise voting or dispositive control over, 5% or more of the Company's outstanding shares of Common Stock. This table also includes security ownership as of April 9, 1999 by each Director and nominee for Director of the Company, each executive officer of the Company named in the Summary Compensation Table and by all Directors, nominees and executive officers as a group. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

                                                                         Company Common Stock
                                                     --------------------------------------------------------------
                                                                           Right to Acquire
                                                                         Ownership Under Options         Percent
Name of Beneficial Owner                             Shares Owned      Exercisable Within 60 Days      of Class (1)
------------------------                             ------------      ---------------------------     ------------
Emerald Advisor, Inc.                                  412,904(2)                   --                      6.1%
1857 William Penn Way
Lancaster, PA 17601

Dimensional Fund Advisors, Inc.                        405,519(3)                   --                      6.0%
1299 Ocean Avenue
Santa Monica, CA 90401

Walter A. Everett                                       55,552                  10,000                        *

William L. Kacin                                        54,122(4)               46,875                      1.5%

Nicholas DeBenedictis                                    3,000                      --                        *

Thomas F. Hayes                                         17,500                   7,000                        *

Alan Lawley                                             27,985                   6,000                        *

Gary J. Morgan                                           7,987(5)                7,500                        *

Jeffrey H. Nicholas                                      5,923                      --                        *

Raymond J. De Hont                                         970(6)                9,000                        *

Lynn T. Secrest                                         80,317(7)                2,500                      1.2%

All Directors, nominees and                            391,569(8)(9)           148,775                      8.0%
executive officers as a group (17 persons)

-------------
(1) Any securities not currently outstanding, but subject to options exercisable within 60 days of April 9, 1999, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such persons.

(2) Emerald Advisor, Inc., a registered investment advisor, is deemed to have sole voting and sole investment power over 236,949 shares and sole investment power over 175,955 shares, as described in a Schedule 13G filed with the Securities and Exchange Commission on January 21, 1999.

(3) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 405,519 shares, as described in a Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999. These shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors, Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(4) The number of shares held by Mr. Kacin include 21,424 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust.

(5) The number of shares held by Mr. Morgan include 5,987 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust.

(6) The number of shares held by Mr. De Hont include 970 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust.

(7) The number of shares held by Mr. Secrest include 1,303 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust.

(8) The number of shares held by all seventeen executive officers and Directors as a group include 82,204 shares of Common Stock beneficially held through the Met-Pro Corporation Salaried Employee Stock Ownership Trust.

(9) Excludes 25,851 shares beneficially owned by Carl W. Dean's wife and children, as to which he disclaims any beneficial interest.

(*) Less than one percent of the Company's outstanding shares of Common Stock.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee is composed only of independent Directors. The Committee exercises the Board's powers in compensating executive officers of the Company. The Committee makes every effort to ensure that the Company's compensation program is consistent with the values of Met-Pro Corporation and furthers its business strategy.

   The Compensation Committee reviews executive pay each year, usually in December, and makes decisions concerning bonuses that are paid prior to the end of the current fiscal year in January and salary adjustments that are effective December 15, 1998.

   The compensation established for the Company's executive officers consists of two primary components: base salary and bonus. In addition, the Committee has determined that stock options should in appropriate instances form a component of incentive compensation, and as a result of this view and for other reasons, has resolved to assume the functions of the Stock Option Committee, which, effective as of December 16, 1998, has been merged into the Compensation Committee.

   Prior to and during the fiscal year ended January 31, 1999, executive officers also received compensation in the form of participation in the Company's Employee Stock Ownership Trust, to which the Company made contributions. Effective as of April 1, 1999 (fiscal year ended 2000), the Company has established a 401(k) plan, in which executive officers may participate, pursuant to which the Company may make matching contributions.

   The salary, bonus, stock option and other components of the Company's executive compensation are together designed to facilitate fulfillment of the following compensation objectives: (i) retaining competent management; (ii) rewarding management for the attainment of short and long term accomplishments;
(iii) aligning the interests of management with those of the Company's stockholders; and (iv) relating executive compensation to the achievement of the Company's goals and financial performance.

   Compensation depends upon a number of factors including individual performance and responsibilities and how the individual might contribute to the Company's future success. In establishing compensation levels, the Committee with the aid of an independent consultant also considers compensation levels in comparable companies and economic conditions and costs in the particular location where the officer is employed.

   Compensation for the Company's Vice Presidents managing the Company's divisions and subsidiaries is intended to reflect, in part, overall managerial performance that includes consideration of demonstrated problem solving abilities, effectiveness at cost controls, the unit's contribution to the Company's earnings, success in new product development and market exploitation, and other business growth factors. The Committee tends to utilize bonuses in particular as a means of rewarding excellence or excellence of service.

   Compensation for the Company's Chief Executive Officer and the Chief Financial Officer is intended to reflect, in part, Company-wide financial results of operations and their perceived skills, as demonstrated in problem-solving and daily management, as well as in articulating, planning and implementing the Company's short and long term objectives.

   Compensation awarded in fiscal year ended January 31, 1999 to Mr. Kacin, the Company's President and Chief Executive Officer, is based upon the Company's excellent operating performance during the fiscal year, his individual performance including his success in identifying, pursuing, negotiating and completing the acquisition of the material operating assets of Flex-Kleen Corporation, executive compensation in other comparable companies, and the desire to retain his services. The salary, bonus and other benefits accorded Mr. Kacin reflect the Committee's view of the leadership, vision and focus he has provided to Met-Pro Corporation.

                                                    Dr. Alan Lawley (Chairman)
                                                    Nicholas DeBenedictis
                                                    Thomas F. Hayes

December 16, 1998

                    COMPENSATION AND STOCK OPTION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Kacin, the Company's Chief Executive Officer and President, makes general recommendations to and reviews with the Compensation and Stock Option Committee the compensation of the Company's executive officers, other than his own. This information is carefully considered by the Committee and is discussed with Mr. Everett, the Chairman of the Board.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

   The following table shows, for the fiscal years ended January 31, 1997, 1998 and 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the Company where cash compensation exceeded $100,000 (the "Named Executive Officers") in all capacities in which they served.

                                    SUMMARY COMPENSATION TABLE

                                             Annual Compensation           Long-Term Compensation
                                         ----------------------------      ----------------------
                                                                                  Awards
                                                                                  ------
                                                                                       All Other
Name and Principal                                Salary        Bonus       Options   Compensation
   Position                              Year       ($)          ($)          (#)       ($) (1)
------------------                       ----     ------         -----      -------   ------------
W. A. Everett                            1999    $121,500      $     0           0       $3,288
   Chairman                              1998     121,500            0      10,000        2,838
                                         1997     121,500            0      13,500(2)     3,252

W. L. Kacin                              1999    $310,000      $80,000           0       $4,329
   President & Chief                     1998     272,500       60,000           0        3,738
   Executive Officer                     1997     251,750       50,000           0        4,014

L. T. Secrest                            1999    $261,250       $6,000           0       $4,329
   Vice President &                      1998     251,250        5,000           0        3,738
   General Manager                       1997      93,750      350,000(3)    7,500        4,014
   Strobic Air Corporation

G. J. Morgan (4)                         1999    $128,750      $35,000      13,500       $4,329
   Vice President-Finance,               1998      88,445       15,000           0        2,416
   Secretary/Treasurer &                 1997      73,961        5,500           0        2,127
   Chief Financial Officer

R. J. De Hont                            1999    $112,750      $16,000           0       $3,484
   Vice President &                      1998     101,500       18,000           0        2,791
   General Manager                       1997      94,750       10,000           0        2,804
   Fybroc Division

--------------
(1) The total amount shown in this column for all fiscal years are contributions to the Salaried Employee Stock Ownership Trust (ESOT) as described on page
    9. There are no other Long-Term Compensation Programs other than a Pension Plan and Directors' Retirement Plans as discussed on pages 9 and 10.

(2) Adjusted for 3-for-2 stock split which occurred on July 8, 1996.

(3) Reference "Employment Agreement" on page 9 for detailed commentary.

(4) Mr. Morgan was elected the Company's Vice President-Finance, Secretary, Treasurer and Chief Financial Officer on October 10, 1997.

Stock Option Plans

   The Company's 1992 Stock Option Plan (the "1992 Plan") was adopted by the Company's Board of Directors on October 10, 1991 and by its stockholders on June 3, 1992. The Company's 1997 Stock Option Plan (the "1997 Plan") was adopted by the Company's Board of Directors on February 24, 1997 and by its stockholders on June 4, 1997. The 1992 Plan terminates on October 10, 2001 and the 1997 Plan terminates on February 24, 2007.

   These Plans provide for the grant of options ("Incentive Stock Options"), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as well as options which are not intended to satisfy such requirements ("Nonstatutory Stock Options"). The total number of shares of the Company's Common Stock which may be issued pursuant to the 1992 Plan and the 1997 Plan may not exceed one hundred thousand (100,000) and three hundred fifty thousand (350,000) shares, respectively, plus an indeterminate number of additional shares resulting from anti-dilution adjustments.

   On February 23, 1998, the Company granted Incentive Statutory Stock Options to buy 9,000 shares to Mr. Morgan at the market price. On October 23, 1998 the Company granted Incentive Stock Options aggregating 11,500 shares at market price to two persons (consisting of 7,000 and 4,500 shares to Messrs. Hayes and Morgan, respectively). The following table relates to options which expire on February 23, 2005 and October 23, 2005.

                                                                           Potential Realizable Value
                           Number of           Percentage of               of Assumed Annual Rates of
                          Securities           Total Options                Stock Price Appreciation
                          Underlying             Granted to                     for Option Term
                           Options               Employees                -----------------------------
   Name                    Granted             in Fiscal Year             5% ($)                 10% ($)
   ----                    -------             --------------             ------                 ------
   (a)                       (b)                    (c)                    (d)                     (e)
W. A. Everett                    -                     -                      -                       -
W. L. Kacin                      -                     -                      -                       -
L. T. Secrest                    -                     -                      -                       -
G. J. Morgan                13,500                  81.8%                     0                       0
R. J. De Hont                    -                     -                      -                       -

Option Exercises and Holdings

   The following table sets forth information with respect to the named executive officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the fiscal year ended January 31, 1999:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR END OPTION VALUE

                                                                                            Value of Unexercised
                      Shares                               Number of Unexercised                 In-the-Money
                     Acquired                                  Options at                     Options at FY-End
                        On               Value                 FY-End (#)                           ($)(2)
                     Exercise          Realized     ---------------------------------   -------------------------------
   Name                 (#)             ($)(1)      Exercisable         Unexercisable   Exercisable       Unexercisable
   ----              --------          --------     -----------         -------------   -----------       -------------
W. A. Everett             -            $     -       10,000                    -         $      0            $   -
W. L. Kacin               -                  -       46,875                    -          180,492                -
L. T. Secrest         5,000             12,500        2,500                    -                0                -
G. J. Morgan              -                  -        7,500                6,000                0                0
R. J. De Hont             -                  -        9,000                    -           22,343                -

------------
(1) Market rate of underlying securities at date of exercise, minus the exercise price.

(2) Market value of underlying securities at year-end, minus the exercise price.

Directors' Retirement Plan

   With a view to encouraging long-term service by Directors and continuity of management, while making such service more attractive to possible replacements when necessary, the Company adopted a deferred compensation program for the Directors on October 12, 1994. The Plan provides that Directors who have completed six (6) years of service will be eligible to receive deferred compensation after they cease to serve or reach age 70, whichever last occurs. Payment will be made in annual installments based on $1,000 for each year of service as a Director, up to a maximum of $10,000, and for a period equal to the length of service, up to a maximum of 15 installments. Directors who have served as a Chief Executive Officer for at least six years will be eligible to receive additional annual deferred compensation at the rate of $1,000 for each year of service as an officer and/or Director, up to a maximum of $20,000, for a period equal to the length of such service, up to twenty (20) years. In the event of death before payments have been completed, the remaining annuity payments will be paid to the Director's surviving spouse. If there is no surviving spouse, a lump sum payment will be paid to the Director's estate equal to the total amount payable over ten years, less the total paid prior to death.

   If a Director's services are terminated at or after a "change in control" of the Company, the Director is entitled to an immediate lump sum payment of the benefits then applicable to such Director, and future payments due under the Plan to former Directors shall be accelerated and shall be immediately due and payable. For purposes of the Plan, a "change in control" shall be deemed to occur if any person or group of persons as defined shall become the beneficial owner of 30% or more of the Company's voting securities, or there shall be a change in the majority composition of a Company's Board of Directors, or the stockholders of the Company shall approve a merger or other similar reorganization in which the persons who were stockholders of the Company prior to such merger do not immediately thereafter own more than 50% of the voting securities of the Company.

Employment Agreement

   In connection with the Company's acquisition by way of merger of the predecessor to Strobic Air Corporation on September 12, 1996, the Company entered into a three-year employment agreement with Lynn T. Secrest to serve as Vice President and General Manager of the Company's new wholly owned subsidiary. The agreement provided for an initial bonus of $350,000, and an annual salary of $250,000, payable in semi-monthly installments. The agreement provides for a bonus in the amount of $150,000 payable on the last day of the employment agreement. The Company has no other employment agreements.

Termination of Employment and Change of Control Arrangements

   Mr. Kacin is party to a written agreement with the Company which provides that in the event the Company terminates his employment, other than for cause, within nine (9) months following a change of control, or if Mr. Kacin voluntarily terminates such employment within nine (9) months subsequent to a change of control, the Company shall be obligated to pay him a sum of money equal to two (2) years' base compensation. Payment would be made in a lump sum upon cessation of employment or, at Mr Kacin's option, in equal monthly installments over a two (2) year period. Change of control is defined under the agreement as either the acquisition by any person or group of persons acting in concert of 35% or more beneficial ownership of the Company's voting securities or a change in the majority composition of the Company's Board of Directors. The base annual salary currently payable to Mr. Kacin is $320,000.

   The Directors' Retirement Plan also provides for the payment of certain benefits in the event of a change of control, as discussed above.

Salaried Employee Stock Ownership Plan

   Pursuant to the Company's Salaried Employee Stock Ownership Plan (the "Ownership Plan"), the Company makes discretionary contributions to the Company's Salaried Employee Stock Ownership Trust (the "Trust") either in cash or in Company Common Stock. The Trust uses the cash contributions and dividends received to purchase shares of the Company's Common Stock. All full-time salaried employees who are at least 21 years of age and who have been employed by the Company on a full-time basis for at least one year are eligible to participate in the Ownership Plan. All shares acquired by the Trust are allocated to the accounts of eligible employees based on their respective salaries. Employees nearing retirement have discretion to diversify a portion of their investment. During the Company's three fiscal years ended January 31, 1999, the Company made contributions to the Trust in the aggregate amount of $9,378 for Walter A. Everett, $12,081 for William L. Kacin, $12,081 for Lynn T. Secrest, $8,872 for Gary J. Morgan, $9,079 for Raymond J. De Hont and $108,392 for all executive officers as a group (13 persons).

Pension Plan

   Participants in the Company's pension plan receive retirement income based on their earnings for the final five years of service, their age at retirement and their total number of years of service to the Company. The following table indicates the annual pension on a straight life (no death benefit) basis payable for various earnings levels upon retirement at age 65, after 15, 20, 25, 30 and 35 years of credited service to the Company:

                                                                            Years of Service
                                                                            ----------------
     Final Five Year Average Earnings(1)(2)                15(3)       20(3)        25(3)       30(3)        35(3)
     --------------------------------------                -----       -----        -----       -----        -----
                   $ 50,000                              $ 7,500      $10,000      $12,500     $15,000      $17,500
                     75,000                                11,250      15,000       18,750      22,500       26,250
                    100,000                                15,000      20,000       25,000      30,000       35,000
                    125,000                                18,750      25,000       31,250      37,500       43,750
                    150,000                                22,500      30,000       37,500      45,000       52,500
                    175,000                                24,000(2)   32,000(2)    40,000(2)   48,000(2)    56,000(2)
                    200,000                                24,000(2)   32,000(2)    40,000(2)   48,000(2)    56,000(2)

-----------
(1) Earnings include annual salary and cash bonus awards paid pursuant to the Company's Executive Incentive Compensation Program.

(2) Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $160,000 for 1997 and 1998. This limit was used in the preparation of this table. The Company does not currently have a non-qualified plan that applies the pension formula to earnings above this limit.

(3) As of their employment anniversary dates in 1998, Messrs. Everett, Kacin, Secrest, Morgan and De Hont had accrued 32, 23, 2, 18 and 3 years of service, respectively.

Certain Business Relationships

   The Company utilized the services of the law firm of Fox, Rothschild, O'Brien and Frankel, LLP, during the fiscal year ended January 31, 1999. Jeffrey H. Nicholas, a Director of the Company, is a partner in that law firm.

                               PERFORMANCE GRAPH

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                              Met-Pro Corporation,
                     AMEX Market Index and Peer Group Index

$300      o Met-Pro Corporation                                            -
          - Peer Group
$250      + AMEX Market                                          o
                                                        o        -
$200                                                                       o
                                              o
$150                                                    -        +         +
                                   o          -         +
$100                    o+-        -          +
                                   +
 $50
     ---------------------------------------------------------------------------
                       1994      1995       1996      1997      1998      1999

--------------------------------------------------------------------------------
Met-Pro Corporation   100.00    119.43     156.37    217.48    250.41    190.55
Peer Group Index      100.00     98.38     134.76    179.92    238.26    287.47
AMEX Market Index     100.00     87.28     111.87    120.40    137.34    142.29
--------------------------------------------------------------------------------

(1) The graph above compares the performance of Met-Pro Corporation with that of the AMEX Market Index and a Peer Group made up of the following securities:Alanco Environmental Resources; Ampco-Pittsburgh Corporation; ATMI, Inc.; BHA Group Holdings, Inc.; Crown Andersen, Inc.; Daw Technologies, Inc.; Display Technologies, Inc.; Donaldson Company, Inc.; Environ Elements Corporation; Environmental Tectonics; Farr Company; First South Africa Corporation; Flanders Corporation; Flow International Corporation; Gorman-Rupp Company; Grayco Inc.; Haskel International, Inc.; Idex Corporation; Imtec, Inc.; Industrial Acoustics, Inc.; Interlake Corporation; Ionic Fuel Technology; Iteq, Inc.; Met-Pro Corporation; MFRI, Inc.; Nordson Corporation;Osmonics, Inc.; Peerless Manufacturing; Pentair, Inc.; Regal-Beloit Corporation; Robbins & Myers, Inc.; Roper Industries, Inc.; Soligen Technologies, Inc.; Spinnaker Industries; Stake Technologies, Ltd.; Sundstrand Corporation; Taylor Devices, Inc.; TB Woods Corporation; Thermatrix, Inc.; Trion, Inc.; Tyco International, Ltd.; and Waste Technology Corporation.

(2) The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 31, 1993 in each of Met-Pro Corporation, the AMEX Market Index and the Peer Group Index.

(3) The Company was required to develop a "Peer Group Index" for the fiscal year ended January 31, 1999 and the last five (5) preceding years, based on selected Standard Industry Codes to replace the AMEX Capital Goods Index which was discontinued by the American Stock Exchange as of December 31, 1996.

    2. RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   Unless instructed to the contrary, the persons named in the enclosed proxy intend to vote the same in favor of the ratification of the selection of Margolis & Company P.C. as independent certified public accountants to the Company to serve until the next Annual Meeting of Stockholders, unless such employment shall be earlier terminated. That firm, which has acted as independent auditors of the Company's accounts since 1971, has reported to the Company that none of its members has any direct financial interest or material indirect financial interest in the Company.

   A representative of Margolis & Company P.C. is expected to attend the meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

   The Board of Directors recommends a vote FOR the ratification of the selection of Margolis & Company P.C. as independent certified public accountants for the fiscal year ending January 31, 2000.


                               3. OTHER BUSINESS

   The Board of Directors is not aware of any other matters to come before this Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgement in such matters.


                             STOCKHOLDER PROPOSALS

   Any stockholder of the Company eligible to vote in any election may make stockholder proposals. Proposals must be received by the Company no later than December 25, 1999 in order to be considered for inclusion in the printed proxy materials for next year's Annual Meeting of Stockholders. The persons named in the proxy may use their discretionary authority to vote upon any stockholder proposal presented at the Annual Meeting as to which the Company received notice after March 10, 2000.

   All stockholder proposals must be submitted in writing to the Company at its executive offices at 160 Cassell Road, Harleysville, Pennsylvania 19438, attention: Chairman. All stockholder proposals for inclusion in the proxy materials shall be subject to the requirements of the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, and, as with any stockholder proposal (regardless of whether it is included in the Company's proxy materials), the Company's Restated Certificate of Incorporation and By-Laws.


                                                           Gary J. Morgan,
                                                           Secretary

Harleysville, Pennsylvania
April 23, 1999



THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO WILLIAM L. KACIN, PRESIDENT, MET-PRO CORPORATION, 160 CASSELL ROAD, HARLEYSVILLE, PENNSYLVANIA 19438.

                               [GRAPHIC OMITTED]

                                                             Please mark    ---
                                                             your votes as   X
                                                             indicated in   ---
                                                             this example.




1.  ELECTION OF DIRECTOR.
        NOMINEE: One Director for a term expiring in 2002
        Jeffrey H. Nicholas

For the nominee listed above (except as marked to the contrary)     [   ]

Withhold Authority to vote for the nominee listed above             [   ]

(To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows)

------------------------------------------------------------

2. Proposal to Ratify the Appointment of Margolis & Company P.C. as independent certified public accountants.

for [ ]    against [  ]     abstain [  ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy when properly executed, will be voted in the manner directed here by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature __________________________________      Dated: _______________ , 1999

Signature if held jointly _____________________________________________

Note: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

===============================================================================

      Please date, sign and mail your proxy card back as soon as possible!

               Annual Meeting of Stockholders MET-PRO Corporation

                                  June 2, 1999
===============================================================================

PROXY

                              MET-PRO CORPORATION

                                160 Cassell Road
                        Harleysville, Pennsylvania 19438
          This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Walter A. Everett and Thomas F. Hayes as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Met-Pro Corporation held of record by the undersigned on April 9, 1999 at the Annual Meeting of Stockholders to be held on June 2, 1999 or any adjournment thereof.

                          (Continued on reverse side)

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE